Exhibit A

REPUBLIC OF INDONESIA

UNDERWRITING AGREEMENT STANDARD TERMS

(DEBT SECURITIES)

1.    Introduction. The Republic of Indonesia (the “Republic”) may issue and sell from time to time certain of its debt securities, registered under one or more registration statements referred to in Section 4(a) (the “Securities”). The debt securities will be issued under the Indenture, to be dated on or about [●], 201[●], as supplemented (the “Indenture”), between the Republic, Bank Indonesia and The Bank of New York Mellon, as trustee (the “Trustee”), in one or more series, which series may vary as to denomination, interest rates, maturity, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Securities shall be sold pursuant to a Terms Agreement (as hereinafter defined), for resale in accordance with terms of offering determined at the time of sale.

The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the “Representatives”; provided, however, that if a Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Underwriting Agreement Standard Terms (the “Standard Terms”), shall mean the Underwriters.

2.    Terms Agreement and Issue of Securities. (a) A terms agreement relating to the Securities (the “Terms Agreement”), which may be in telex, facsimile or other written form, shall (i) contain substantially the terms and information in the form set forth in Exhibit A hereto, (ii) incorporate by reference, to the extent set forth therein, the provisions of this Standard Terms, and (iii) evidence the obligation of the Underwriters to purchase the Securities. The Terms Agreement will also specify the time and date of delivery and payment (such time and date being herein and in the Terms Agreement referred to as the “Closing Date”). The time and date of the execution of the Terms Agreement is hereinafter called the “Execution Time”. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus (each as hereinafter defined). The Securities delivered to the Underwriters at the Closing Date will be in registered form, in such denominations and registered in such names as the Underwriters may request.

(b)    Each Underwriter represents and warrants that the Securities to be purchased by it under the Terms Agreement will be purchased by it as principal. Without prejudice to the provisions of Section 4(c) below and except for registration under the Securities Act of 1933, as amended (the “Act”), and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may request pursuant to Section 6(f), the Republic shall not have any responsibility for obtaining, and each Underwriter severally agrees with the Republic that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

(c)    The Republic acknowledges and agrees that (i) each Underwriter may offer and sell Securities to or through any affiliate of such Underwriter and any such affiliate may offer and sell Securities purchased by it to or through any such Underwriter and (ii) each Underwriter or any affiliate of such Underwriter may purchase Securities and be allocated Securities. The Republic further acknowledges and agrees that the Underwriters or certain of their respective affiliates may purchase Securities and be allocated Securities for asset management and/or proprietary purposes and not with a view to distribution.

3.     Stabilization. The Underwriters, for their own account, may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including, without limitation, overallotting the offering, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, the Underwriters shall act as principals and not as agents of the Republic, and any liability or loss resulting from overallotment or stabilization will be borne, and any profit arising from the same shall be retained by the Underwriters. Such transactions may be effected on a Stock Exchange (as hereinafter defined), in the over-the-counter market or otherwise. The Underwriters are not required to engage in these activities and may end these activities at any time. Nothing herein shall be construed so as to require the Republic to issue Securities in excess of the aggregate principal amount stated in the Terms Agreement.

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4.    Representations and Warranties of the Republic. The Republic represents and warrants to and agrees with each of the Underwriters that:

(a)    The Republic meets the requirements for use of Schedule B under the Act. A registration statement under Schedule B (the file number of which is set forth in the Terms Agreement) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”). The various parts of such registration statement, as amended at the Applicable Time (as defined in Section 4(d)), including all exhibits thereto and information deemed to be a part thereof and the information contained in the prospectus (the date of which is set forth in the Terms Agreement) (the “Prospectus”), each as amended at the time such part of the registration statement became effective, or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act, as the case may be, are hereinafter collectively called the “Registration Statement”. Any amendment or supplement to the Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18K/A (including all exhibits thereto) (collectively called a “Form 18-K”) filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Prospectus. The Registration Statement, including any post-effective amendment thereto, has been declared effective by the Commission in the form heretofore delivered to the Representatives; no other document (other than any documents incorporated by reference therein and the documents included in the Disclosure Package (as defined in Section 4(d))) with respect to the Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.

(b)    The Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the statements made in the Registration Statement and any amendments or supplements thereto within the coverage of Rule 175(b) under the Act were made by the Republic with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by an Underwriter through the Representatives expressly for use therein.

(c)    A preliminary prospectus (the date of which is set forth in the Terms Agreement) in respect of the Securities has been filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act in the form heretofore delivered to the Representatives. Such preliminary prospectus is hereinafter called the “Preliminary Prospectus”. No other document (other than any documents incorporated by reference therein and the documents (other than the Preliminary Prospectus) included in the Disclosure Package (as defined in Section 4(d))) with respect to the Preliminary Prospectus has been filed with the Commission; and no stop order suspending the effectiveness of the Preliminary Prospectus has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission. The Preliminary Prospectus conforms, and any further amendments or supplements to the Preliminary Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.

(d)    Neither the Disclosure Package (as defined below) and the Final Term Sheet (as defined in Section 6(c)), at the Applicable Time (as defined below), when taken as a whole, nor the Final Prospectus (as defined in Section 6(d)), as of the date thereof or the Closing Date, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the statements made in the Disclosure Package and the Final Term Sheet and any amendments or supplements thereto within the coverage of Rule 175(b) under the Act were or will be made or reaffirmed by the Republic with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished or to be furnished in writing to the Republic by an Underwriter through the Representatives expressly for use therein. “Disclosure Package” shall mean (i) the Preliminary Prospectus, (ii) the “issuer free writing prospectuses”, as defined in Rule 433 under the Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule B of the Terms Agreement, and (iii) any other “free writing prospectuses”, as defined in Rule 405 under the Act, if any, that the Republic and the Underwriters expressly agree in writing to treat as part of the Disclosure Package. “Applicable Time” shall mean the date and time specified as such in the Terms Agreement.

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(e)    Neither any Issuer Free Writing Prospectus nor the Final Term Sheet includes or will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by an Underwriter through the Representatives expressly for use therein.

(f)    (i) At the earliest time after the filing of the Registration Statement that the Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Execution Time, the Republic was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act.

(g)    All necessary action by or on behalf of the Republic will be taken to permit, and all necessary registrations, authorizations, consents, approvals, orders or filings required under the laws of the Republic have been or will be duly obtained and be in full force and effect for (i) the filing of the Registration Statement by the Republic, (ii) the authorization, execution and delivery of the Terms Agreement and the Indenture by the Republic and for the performance of its obligations arising thereunder and (iii) the issuance and sale of the Securities by the Republic pursuant to the Terms Agreement.

(h)    Each of this Standard Terms and the Terms Agreement has been duly authorized and delivered by the Republic and constitutes a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

(i)    The Indenture has been duly authorized and, at the Closing Date, will have been duly, executed and delivered and will constitute valid and binding agreement of the Republic, enforceable in accordance with its terms (subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(j)    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Republic, enforceable in accordance with their terms. The Securities will constitute direct, unconditional, unsecured and general obligations of the Republic, without preference granted by the Republic to one above the other, and the full faith and credit of the Republic is pledged for the performance thereof. The Securities will rank equal in right of payment among themselves and with all other unsecured and unsubordinated External Indebtedness (as defined below) of the Republic, from time to time outstanding; provided, however, that, consistent with similar provisions in the Republic’s other External Indebtedness, the Republic shall have no obligation to effect equal or ratable payment(s) at any time with respect to any such other External Indebtedness and, in particular, shall have no obligation to pay other External Indebtedness at the same time or as a condition of paying sums due on the Securities and vice versa. “Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed which, in either case, is issued by and in the name of the Republic and is backed by the full faith and credit of the Republic. “External Indebtedness” means Indebtedness which is denominated or payable by its terms in, or at the option of the holder thereof payable in, a currency or currencies other than the lawful currency of the Republic.

(k)    The Republic is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, or under any agreement or instrument to which the Republic is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to issue, offer or sell the Securities; the issue and sale of the Securities and the performance by the Republic of all of the provisions of its obligations under the Securities, the Indenture and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any (x) constitutional or treaty provisions or (y) convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, or under any agreement or instrument to which the Republic is a party or by which the Republic is bound or to which any of the property or assets of the Republic is subject, which in the case of clause (y) would reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to issue, offer or sell the Securities.

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(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial, economic or political condition of the Republic from that set forth in each of the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the Execution Time) and the Final Prospectus (exclusive of any amendment or supplement thereto).

(m)    There are no legal or governmental proceedings pending or, to the best knowledge of the Republic, threatened (i) to which the Republic is or may be a party or to which any property of the Republic is or may be subject, which if determined adversely to the Republic, could individually or in the aggregate reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or (ii) against or affecting the Republic before any court or administrative agency in the Republic which challenges the validity or enforceability of the Terms Agreement, the Indenture or the Securities or the transactions contemplated hereby or thereby.

(n)    Under the laws of the Republic in effect as of the Execution Time and the date of the Final Prospectus, payments made under the Securities will be free and clear of withholding taxes and all other taxes imposed by the Republic to the extent described in the Preliminary Prospectus and the Final Prospectus, respectively, and no capital gains, income or withholding taxes and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any governmental body in the United States or the Republic in connection with the sale and delivery by the Republic of the Securities for the respective accounts of the Underwriters or the sale and delivery by the Underwriters to the purchasers thereof, other than income tax imposed by the United States or the Republic on the income of the Underwriter if its net income is otherwise subject to tax by such jurisdiction.

(o)    The Terms Agreement, the Indenture and the Securities are in proper legal form under the laws of the Republic for enforcement thereof against the Republic; and to ensure the validity, enforceability or admissibility into evidence of the Terms Agreement, the Indenture or the Securities, it is not necessary that the Terms Agreement, the Indenture, the Securities or any other document to be furnished thereunder be filed or recorded with any court or other authority in the Republic or that any tax of the Republic or any political subdivision thereof be paid on or in respect of any such document.

(p)    It is not necessary under the laws of the Republic (i) to enable the Underwriters to enforce their respective rights under the Terms Agreement or any other document to be furnished thereunder or to enable any holder of Securities to enforce its rights under the Indenture or the Securities or any other document to be furnished thereunder, provided, however, that they are not otherwise engaged in business in the Republic, or (ii) solely by reason of the execution, delivery or consummation of the Terms Agreement, that any Underwriter or any holder of Securities be licensed, qualified or entitled to carry out business in the Republic.

(q)    No holder of Securities will be deemed resident, domiciled, carrying on business or subject to taxation in Indonesia solely by reason of the execution, delivery, consummation or enforcement of the Terms Agreement or any other document to be furnished thereunder, nor shall the foregoing be applicable to any Underwriter solely by reason of the execution, delivery, consummation or enforcement of this Agreement.

(r)    No event has occurred or circumstance arisen that, had the Securities been issued at the Execution Time, might (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an Event of Default.

(s)    The Republic is a member of and eligible to use the general resources of the International Monetary Fund and is a member of the International Bank for Reconstruction and Development.

(t)    Except as set forth in Section 16 herein and in each of the Preliminary Prospectus and the Final Prospectus, (a) the execution, delivery and performance of the Standard Terms, the Terms Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Securities and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts and (b) the Republic is subject to civil and commercial law, to suit, and to execution and attachment and process in the nature thereof with respect to its obligations under the Terms Agreement, the Indenture and the Securities. The waiver of immunity set forth in this Standard Terms, the Indenture and the Securities and described in the Preliminary Prospectus and the Final Prospectus is valid, binding and enforceable against the Republic.

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5.    Conditions to the Underwriters’ Obligations. The obligations of the Republic to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions:

(a)    The Final Term Sheet and any other material required to be filed by the Republic shall have been filed with the Commission pursuant to Rule 433(d) within the applicable time period prescribed for such filing by the rules and regulations under the Act; the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)    Subsequent to the execution and delivery of the Terms Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Republic or any of the Republic’s securities or securities guaranteed by the Republic or in the rating outlook for the Republic by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the financial, economic or political condition of the Republic from that set forth in each of the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the Execution Time) and the Final Prospectus (exclusive of any amendment or supplement thereto) that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable or inadvisable to market or deliver the Securities on the terms and in the manner contemplated in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus.

(c)    The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by the authorized signatory of the Republic, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Republic contained in this Standard Terms are true and correct as of the Closing Date and that the Republic has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The official signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)    The Underwriters shall have received on the Closing Date an opinion of the Head of the Legal Bureau of the Ministry of Finance, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion of Indonesian counsel to the Republic, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion of United States counsel to the Republic, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D hereto and a letter of United States counsel to the Republic, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit E hereto.

(g)    The Underwriters shall have received on the Closing Date an opinion of Indonesian counsel for the Underwriters in form and substance satisfactory to the Representatives.

(h)    The Underwriters shall have received on the Closing Date an opinion of United States counsel for the Underwriters and a letter of United States counsel for the Underwriters, each in form and substance satisfactory to the Representatives.

(i)    The Republic shall have provided all other opinions, certificates, letters and documents as the Underwriters may reasonably request.

The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

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6.    Covenants of the Republic. In further consideration of the agreements of the Underwriters herein contained, the Republic covenants with each Underwriter as follows:

(a)    The Republic will furnish to United States counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) in the form in which it became effective and all amendments thereto.

(b)    The Republic will notify the Underwriters promptly after becoming aware of any breach or prospective breach of any of its representations, warranties, agreements or indemnities in this Standard Terms and take such steps at its own expense as may be reasonably requested by the Underwriters to remedy any such breach prior to an issuance of Securities.

(c)    Promptly after the Execution Time, the Republic will prepare a final term sheet, containing a description of the final terms of the Securities, substantially in the form attached hereto as Exhibit F (the “Final Term Sheet”), and will file such term sheet pursuant to Rule 433(d) under the Act within the time period required by such rule. The Republic represents and agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of (i) the free writing prospectuses included in Schedule B of the Terms Agreement and (ii) the Final Term Sheet. Any such free writing prospectus consented to or deemed consented to by the Representatives pursuant to this Section 6(c) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Republic agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d)    The Republic will file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus and any amendment or supplement thereto required to be filed pursuant to such Rule and will advise the Underwriters promptly of any such filing or when any Rule 462(b) Registration Statement shall have been filed with the Commission. The Republic will advise the Underwriters promptly of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt withdrawal thereof. The final prospectus relating to the Securities in the form first filed with the Commission after the Execution Time pursuant to Rule 424 of the rules and regulations of the Commission under the Act is hereinafter called the “Final Prospectus”. The Republic will send to the Underwriters as many copies of the Final Prospectus as any of the Underwriters may reasonably request for the purposes required by the Act.

(e)    If, after the Execution Time and prior to the expiration of such period during which in the opinion of counsel for the Underwriters the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition exist as a result of which it is necessary to amend or supplement either the Disclosure Package and the Final Term Sheet or the Final Prospectus as then supplemented in order to make the statements therein, in the light of the circumstances under which they were made or when the Final Prospectus as then supplemented is delivered to a purchaser, as the case may be, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Republic will forthwith prepare, file with the Commission, and furnish, at its own expense, to the Representatives either (i) an amendment or supplement or Issuer Free Writing Prospectus or new registration statement which will correct such statement or omission or effect such compliance, and use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus or (ii) if the Republic so elects a Form 18-K or an amendment thereto which will correct such statement or omission or effect such compliance. The Republic will supply any such supplemented Final Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request. Before filing any amendment to the Registration Statement or distributing any amendment or supplement to the Disclosure Package or the Final Prospectus, the Republic will afford the Representatives a reasonable opportunity to comment on each proposed amendment or supplement. The Republic will not file any amendment to the Registration Statement or supplement to the Disclosure Package or Final Prospectus to which the Underwriters shall have reasonably objected in writing.

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(f)    The Republic will endeavor, with the assistance of the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Republic will not be obligated to file any consent to, or take any action that would subject it to, general or unlimited service of process or waiver of immunity (including, without limitation, waiver of sovereign immunity) in any jurisdiction in which it is not otherwise now so subject.

(g)    During the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) such time as the Representatives may notify the Republic and (ii) the Closing Date, the Republic will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Republic which are substantially similar to the Securities, without the Representatives’ prior written consent.

(h)    The Republic shall co-operate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC, Euroclear and Clearstream Luxembourg, as applicable.

(i)    The Republic confirms that it will make or cause to be made an application on its behalf for the Securities to be listed on each official list and/or securities exchange named in the Terms Agreement hereto (each a “Stock Exchange”) on or prior to the Closing Date to the extent necessary to list the Securities thereon. The Republic agrees to deliver or cause to be delivered to each Stock Exchange copies of such documents as may be reasonably required for the purpose of obtaining such listing. The Republic agrees to use all reasonable efforts to obtain and maintain such listing for as long as any of the relevant Securities are outstanding, or if such listing is unduly onerous, the Republic will instead use reasonable efforts promptly to obtain and thereafter maintain listing for the Securities on such other stock exchange as it may (in consultation with the Representatives) decide.

(j)    Unless otherwise agreed between the Republic and the Underwriters, the Republic will pay or cause to be paid all expenses incident to the performance of its obligations under this Standard Terms, including: (i) the fees, disbursements and expenses of the Republic’s counsel in connection with the registration and delivery of the Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities reasonably requested by the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state law and all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., if applicable, (v) all costs and expenses incident to listing any Securities on any agreed stock exchange in respect of an issuance of Securities, (vi) the cost of printing certificates representing any Securities, (vii) the costs and charges of any listing agent, trustee, transfer agent, registrar or depositary, (viii) the costs and expenses incurred by the Underwriters relating to investor presentations on the “road show” (other than the Underwriters’ own travel and lodging expenses for such road show) undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations) with the prior approval of the Republic, travel (including all land and air transportation) and lodging expenses of the representatives and officials of the Republic attending the road show and any such consultants, (ix) fees and expenses related to obtaining a rating or ratings from a rating agency or agencies and (x) all other costs and expenses incident to the performance of the obligations of the Republic hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make. The Underwriters shall deduct all fees and expenses payable by the Republic pursuant to this subsection (j) which the Underwriters have incurred on or prior to the Closing Date from the amount delivered to the Republic in payment for the Securities; provided, however, that the amounts so deducted shall be approved by the Republic in writing.

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(k)    The Republic will (i) prepare a Bahasa Indonesia version of this Standard Terms in a form reasonably acceptable to the Underwriters, if required by, and in accordance with, the implementing Presidential Regulations enacted pursuant to Law No. 24 of 2009 on Flag, Language, National Emblem and National Anthem (“Law 24/2009”) or any clarifications, interpretations, rules or regulations relating to Law 24/2009 issued by authorized officials of the Government of the Republic which have the force of law, (ii) take all necessary steps and actions to comply with any implementation of regulations enacted with respect to Law 24/2009, (iii) prepare a Bahasa Indonesia translation in respect of any Terms Agreement entered into in relation to this Standard Terms and (iv) prepare and execute a Bahasa Indonesia translation in respect of any supplement or amendment hereto. For the avoidance of doubt, the existence of two versions of this Standard Terms is not to be construed by any party to create duplication or multiplication of the rights and obligations of the parties under the English version. The parties hereto agree for the benefit of the other parties that (a) the English version of this Standard Terms shall prevail for all purposes (including but not limited to interpretation and determination of the terms and conditions of this Standard Terms and any Securities issued or to be issued hereunder) in the event of any discrepancy between the English version of this Standard Terms and the Bahasa Indonesia version (if any) and (b) the parties hereto agree that the Bahasa Indonesia version shall be interpreted in the same manner as the English version of this Standard Terms.

(l)    All documents to be delivered hereunder by the Republic shall be in English or accompanied by an English translation.

(m)    The Republic will pay any stamp duty or other documentary, issue, transaction, value added or similar tax or duty, including interest and penalties, payable in relation to the execution, enforcement or delivery of this Standard Terms, the Terms Agreement or the Indenture or the issue and distribution of the Securities as contemplated in the Terms Agreement.

7.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, represents to and agrees with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Act; provided that the prior written consent of the Republic shall be deemed to have been given in respect of (i) the free writing prospectuses included in Schedule B of the Terms Agreement and (ii) the Final Term Sheet. Any such free writing prospectus consented to or deemed consented to by the Republic pursuant to this Section 7 shall constitute a Permitted Free Writing Prospectus for purposes of this Standard Terms.

8.    Indemnity and Contribution. (a) The Republic agrees to indemnify and hold harmless each Underwriter, its affiliates, and the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of material fact contained in the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Republic in writing by such Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Republic and its officials who sign the Registration Statement and each person, if any, who controls the Republic within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Republic to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Republic in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, Issuer Free Writing Prospectus or Final Term Sheet or any amendments or supplements thereto. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

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(c)    Promptly after receipt by any person in respect of which indemnity may be sought under this Section 8 (the “Indemnified Party”) of notice of the commencement of any action or proceeding (including any governmental investigation) for which indemnity will be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the party against whom such indemnity may be sought under this Section 8 (the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement thereof, but the failure so to notify the Indemnifying Party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the Indemnifying Party has been materially prejudiced through the forfeiture by the Indemnifying Party of substantial rights or defenses due to such failure and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above. The Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party’s choice at the Indemnifying Party’s expense to represent the Indemnified Party and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Party may designate in such proceeding in any action for which indemnification is sought (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party or parties except as set forth below); provided, however, that the choice of such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding the Indemnifying Party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel) and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action is received by the Indemnifying Party or (iv) the Indemnifying Party shall authorize the Indemnified Party in writing to employ separate counsel at the expense of the Indemnifying Party. An Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient (unless such indemnity is unavailable or insufficient by operation of the provisos set forth therein) to hold harmless an Indemnified Party for any reason, the Republic and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Republic and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Republic and by such Underwriter from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Republic and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Republic on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Republic and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the total gross proceeds from the sale of the Securities. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement or the omission or alleged omission relates to information provided by the Republic or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e)    The Republic and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who acts on behalf of the Republic shall have the same rights to contribution as the Republic, subject in each case to the applicable terms and conditions of this Section 8(e). Notwithstanding the provisions of this Section 8(e), in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under the Terms Agreement.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Republic contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Republic, its officials or any person controlling the Republic and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity.

9.     Termination. The Terms Agreement shall be subject to termination in the absolute discretion of the Representatives after consultation with the Republic, by notice given by the Representatives to the Republic, if (a) after the execution and delivery of the Terms Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or the Singapore Exchange Securities Trading Limited, (ii) a general moratorium on commercial banking activities in New York or the Republic shall have been declared by the relevant authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or the Republic or with respect to the Clearstream or Euroclear systems in Europe or (iii) there shall have occurred any outbreak or escalation of hostilities involving the Republic or the United States or declaration by the Republic or the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus.

10.     Defaulting Underwriters. If any one or more of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under the Terms Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under the Terms Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule A of the Terms Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule A of the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, the Terms Agreement will terminate without liability to any non-defaulting Underwriter or the Republic. In the event of any such default that does not result in a termination of the Terms Agreement, the non-defaulting Underwriters shall have the right to postpone the Closing Date for a period not exceeding five business days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 10. Nothing contained in this Standard Terms shall relieve any defaulting Underwriter of its liability, if any, to the Republic and any non-defaulting Underwriter for damages occasioned by its default under the Terms Agreement.

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11.    Consequences of Termination. If any Terms Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Republic to comply with the terms or to fulfill any of the conditions of such Terms Agreement, or if for any reason the Republic shall be unable to perform its obligations under such Terms Agreement, the Republic will reimburse the Underwriters or such Underwriters as have so terminated such Terms Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by such Underwriters in connection with this Standard Terms or the offering contemplated thereunder.

12.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Republic or its officers and of the Underwriters set forth in or made pursuant to this Standard Terms or the Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Republic or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 11 hereof shall survive the termination or cancellation of the Terms Agreement.

13.    Underwriters Not Fiduciaries.

(a)    The Republic acknowledges and agrees that:

(i)    the purchase and sale of the Securities pursuant to this Standard Terms and the Terms Agreement (a “Transaction”) is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriters and any affiliate through which it may acting, on the other hand;

(ii)    in connection therewith and with the process leading to such Transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Republic;

(iii)    the Republic’s engagement of the Underwriters in connection with a Transaction and the process leading up to a Transaction is as independent contractors and not in any other capacity;

(iv)    the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated by a Transaction or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Standard Terms or the Terms Agreement; and

(v)    the Republic has consulted its own advisors to the extent it deemed appropriate.

(b)    To the fullest extent permitted by applicable law, the Republic agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Republic, in connection with such Transaction or the process leading thereto.

14.     Counterparts. The Terms Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

15.     Applicable Law. The Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, except that all matters governing the authorization, execution and delivery of the Terms Agreement by the Republic will be governed by the laws of the Republic of Indonesia.

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16.    Appointment of Agent for Service; Waiver of Immunity. (a) The Republic hereby irrevocably submits to the jurisdiction of any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Terms Agreement, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby appoints the Chief Representative of Bank Indonesia New York as its authorized agent (the “Process Agent”) upon which process may be served in any action arising out of or based on the Terms Agreement which may be instituted in any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York, and the Republic expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable until all amounts in respect of the principal and interest, due or to become due on or in respect of the Securities have been paid by the Republic or unless and until the appointment of a successor as such Process Agent and such successor’s acceptance of such appointment. Service of process upon the Process Agent at 200 Vesey Street, 25th Floor, New York, NY 10285, Attention: Chief Representative, Phone: 1-212-732-1958, Fax: 1-212-732-4003, or at such other address in the United States as may be the office of the Process Agent at the time of such service, and written notice of such service mailed or delivered to the Republic shall be deemed in every respect service of process upon the Republic. The failure of the Process Agent to advise the Republic of its receipt of such service shall have no effect on the validity or timeliness of any such service. Notwithstanding the foregoing, any action arising out of or based on the Terms Agreement may be instituted by such Person in any competent court in the Republic.

(b)    The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity to which it might otherwise be entitled under the Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) or otherwise in any action arising out of or based on the Terms Agreement which may be instituted as provided in this Section [16] in any federal court in the Southern District of New York, any state court in the Borough of Manhattan, The City of New York or in any competent court in the Republic; such waiver shall not be subject to retraction or modification by the Republic. Notwithstanding anything to the contrary in the Terms Agreement, such waiver of immunity shall not be deemed or interpreted to include any waiver of immunity in respect of (i) actions brought against the Republic arising out of or based upon U.S. federal or state securities laws; (ii) attachment under Indonesian law; (iii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iv) “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (v) any other property or assets used solely or mainly for governmental or public purposes in the Republic or elsewhere; (vi) military property or military assets or property or assets of the Republic related thereto; or (vii) assets or property forming part of the cultural heritage of the Republic and/or Bank Indonesia.

(c)    Notwithstanding anything to the contrary in the Terms Agreement, none of the provisions in this Section [16] shall apply to actions brought under the United States federal securities laws or any State securities laws.

(d)    This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Terms Agreement and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the Terms Agreement.

(e)    The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of a Process Agent does not extend to such actions.

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17.    Currency. To the fullest extent permitted by law, the obligations of the Republic in respect of any amount due under each Terms Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency (the “relevant currency”) that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. To the fullest extent permitted by law, if the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Republic agrees to pay such additional amounts in the relevant currency, as may be necessary to compensate for the shortfall. To the fullest extent permitted by law, if the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the Underwriter agrees to pay such additional amounts, in the relevant currency, as may be necessary to compensate for the excess. Any obligation of the Republic not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein or therein, will continue in full force and effect.

18.    Successors. The Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 8 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor by reason merely of such purchase.

19.    Integration. The Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Republic and the Underwriters, or any of them, with respect to the subject matter hereof.

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Exhibit A

REPUBLIC OF INDONESIA

TERMS AGREEMENT

(DEBT SECURITIES)

Republic of Indonesia

Attention: [    ] [Date]

Ladies and Gentlemen:

We are acting on behalf of the underwriters (including ourselves) named in Schedule A hereto (such underwriters being hereunder called the “Underwriters”) in connection with the offering and sale by the Republic of Indonesia (the “Republic”) of [currency and principal amount] aggregate principal amount of [full title of debt securities] (the “Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Republic hereby agrees to sell and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of the Securities set forth in Schedule A hereto opposite the name of such Underwriter at a purchase price of [    ]% of the principal amount of the Securities [plus accrued interest, if any, from [date of the Securities] to the Closing Date referred to below].2

The Securities shall have terms set forth in the Prospectus dated [    ], [    ], including the following:

Maturity Date: [    ], [    ]

Interest Rate: [    ]%

Interest Payments: [    ] and [    ] commencing [    ], [    ], [(Interest accrues from [    ], [    ])]3

Redemption Provisions:

Sinking Fund Requirement:

Form and Denomination:

Manner of Payment and Type of Funds: [Certified or official bank check or check]/[wire transfer] drawn on or by a New York Clearing House Bank and payable in [next day]/[immediately available] funds.

Registration Statement: The Republic’s registration statement, as amended, under Schedule B of the Securities Act of 1933, as amended (Registration No[s]. [    ]).

Execution Time: [    ] [a.m./p.m.] (New York City time) on the date hereof.

[2]	To be included unless the transaction closes on a regular interest payment date
[3]	To be included unless the transaction closes on a regular interest payment date.

Applicable Time: [    ] [a.m./p.m.] (New York City time) on the date hereof.

Representatives: [    ]

Name and Address of the Underwriters for purposes of communications under this Terms Agreement:

Closing Date: [    ] ([    ] time) [    ], [    ] or at such other time thereafter as the Republic and the Representatives may agree.

Closing Locations:

Stock Exchanges: [            ]

The Republic shall submit to the above listed Stock Exchange(s) an application seeking the approval of the listing of the Securities on the above listed Stock Exchange(s) prior to the Closing Date, or the Underwriters are satisfied that such approval of listing will be granted shortly after the Closing Date.

The Republic hereby covenants with the Underwriters that neither the Republic nor any representative, public officer, employee or person with actual authority to act on behalf of the Republic will directly or indirectly, use any part of the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any state-owned entity, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, (x) is the subject of U.S. sanctions (including any administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State), the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), or (y) is in the Crimea Region, Syria, Cuba, Iran, North Korea or in any other country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions; or (ii) in any other manner that is likely to result in a violation by any person (including any person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise) of Sanctions.

[Other Terms:[Expenses] [Commissions]]

The Underwriters will pay for the Securities upon delivery thereof [(after deducting commissions and expenses)] at the Closing Location on the Closing Date. [The Republic shall settle the commissions and expenses set forth in this Terms Agreement within 30 calendar days after the receipt of the relevant invoices.]

Except as may be required by law and except as provided for in the Standard Terms or in this Terms Agreement, no announcement or other publicity relating to the Securities shall be made or issued directly or indirectly by or on behalf of any of the parties to the Terms Agreement prior to the Closing Date without the prior approval of the Republic and the Representatives.

[Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Terms Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Republic, the Republic acknowledges and accepts that a BRRD Liability (as defined below) arising under this Terms Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters to the Republic under this Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any of the Underwriters or another person, and the issue to or conferral on the Republic of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability;

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)    the variation of the terms of this Terms Agreement relating to such BRRD Liability, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this provision, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the Underwriters.]

All provisions contained in the document entitled “REPUBLIC OF INDONESIA UNDERWRITING AGREEMENT STANDARD TERMS (DEBT SECURITIES)” filed as an exhibit to the Registration Statement (the “Standard Terms”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such terms had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

This Terms Agreement is executed in English and Bahasa Indonesia language. For the avoidance of doubt, the existence of two versions of this Terms Agreement is not to be construed by any party to create duplication or multiplication of the rights and obligations of the parties under the English version. The parties hereto agree that (i) in the event of any discrepancy between the English version of this Terms Agreement and the Bahasa Indonesia version (including but not limited to the interpretation and determination of the terms and conditions of this Terms Agreement) the English version of this Terms Agreement shall prevail for all purposes and the Republic will promptly amend the relevant Bahasa Indonesia version to conform to and be consistent with the meaning of the English version, failing which the relevant Bahasa Indonesia version shall be deemed to be automatically amended to conform to and be consistent with the English version and (ii) the Bahasa Indonesia version shall be interpreted in the same manner as the English version of this Terms Agreement.

None of the parties shall challenge the validity of, or raise or file any objection to, this Terms Agreement or the transactions contemplated by this Terms Agreement, in any manner or forum in any jurisdiction on the basis of any failure to comply with Law No. 24 of 2009 on the National Flag, Language, Emblem and Anthem which was enacted on July 9, 2009, or any of its implementing regulations.

Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below.

Very yours truly,

[Name[s] of Representative]

[On behalf of [themselves] [itself] and the other Underwriters named hereon]

[By: Name[s] of Representative]

By:
Name:
Title:

Accepted:

REPUBLIC OF INDONESIA

By:
Name:
Title:

SCHEDULE A

Underwriter	Principal Amount

Total	$

SCHEDULE B

Schedule of issuer free writing prospectuses included in the Disclosure Package

1. Final Term Sheet

Exhibit B

[FORM OF GOVERNMENT OPINION]

Opinion points to be covered by the Head of the Legal Bureau include:

(i)    The Republic has full power and authority to enter into the Indenture and the Terms Agreement (the “Agreements”) and Bank Indonesia has full power and authority to enter into the Indenture.

(ii)    The Republic has full power and authority to issue and sell the Securities as provided in the Agreements and to perform and comply with the terms and provisions of the Securities and those of the Agreements.

(iii)    To such counsel’s knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Republic before any court or administrative agency in the Republic that challenges the validity or enforceability of the Agreements or the Securities or the transactions contemplated thereby.

(iv)    When the Securities are duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Terms Agreement, (a) the Securities will constitute direct, unconditional, unsecured and general obligations of the Republic without preference granted by the Republic to one above the other in accordance with their terms, (b) the due and punctual payment of the Securities and the performance of the obligations of the Republic with respect thereto will be backed by the full faith and credit of the Republic and (c) the Securities will rank equal in right of payment among themselves and with all other unsecured and unsubordinated External Indebtedness of the Republic.

(v)    The execution, delivery and performance of the Agreements and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a violation of any provision of the constitution or the laws of the Republic, or any rule, regulation or order of any governmental agency or body or any court of the Republic having jurisdiction over the Republic or result in a material breach or violation of any agreement or instrument to which the Republic is bound.

B-1

Exhibit C

[FORM OF INDONESIAN COUNSEL OPINION]

Opinion points to be covered by Indonesian counsel include:

(i)    Insofar as Indonesian law governs the execution and delivery thereof, the Terms Agreement has been duly authorized, executed and delivered by the Republic;

(ii)    Bank Indonesia has full power and authority to perform and comply with its obligations pursuant to the terms and provision of the Indenture.

(iii)    The Indenture has been duly authorized, and insofar as Indonesian law governs the execution and delivery thereof, executed and delivered by the Republic and Bank Indonesia;

(iv)    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Terms Agreement, will have been duly executed and delivered. The Securities constitute direct, unconditional, unsecured and general obligations of the Republic and the full faith and credit of the Republic is pledged for the performance thereof. The Securities rank pari passu in priority of payment with all other unsecured and unsubordinated External Indebtedness of the Republic. “External Indebtedness” means Indebtedness which is denominated or payable by its terms, or at the option of the holder thereof, in a currency or currencies other than the lawful currency of the Republic. “Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed.

(v)    The terms and conditions of the Terms Agreement and Indenture constitute, and the Securities upon due authentication, payment and delivery as provided in the Terms Agreement and Indenture constitute, legal, valid and binding obligations of the Republic.

(vi)    To the best of my knowledge after due inquiry, the Republic is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Republic is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Republic taken as a whole or to the holders of the Securities. The issue and sale of the Securities and the performance by the Republic of all of the provisions of its obligations under the Securities, the Indenture and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Republic is a party or by which the Republic is bound or to which any of the property or assets of the Republic is subject;

(vii)    All necessary action by or on behalf of Republic has been taken to permit, and all necessary consents and approvals required under the laws of Republic have been duly obtained and are in full force and effect for, (A) the authorization, execution and delivery of the Terms Agreement and the Indenture by the Republic and for the performance of its obligations arising thereunder, and (B) the issuance and sale of the Securities by the Republic pursuant to the Terms Agreement;

(viii)    The description in each of the Preliminary Prospectus and the Final Prospectus of the constitution, laws, statutes and regulations of the Republic or any subdivision thereof are accurate and complete in all material respects and fairly present the information purported to be shown;

(ix)    Under the laws of the Republic in effect as of the date hereof, payments made under the Securities will be free and clear of withholding taxes and all other taxes imposed by the Republic to the extent described in each of the Preliminary Prospectus and the Final Prospectus, and no capital gains, income or withholding taxes, and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of any Underwriter to any governmental body in the Republic in connection with (A) the sale and delivery by the Republic of the Securities for the respective accounts of the Underwriters, (B) the sale and delivery of the Securities made outside the Republic by the Underwriters to the purchasers thereof and (C) the execution and delivery of the Terms Agreement or the Indenture, in each case other than income tax imposed by the Republic on the income of any Underwriter if its net income is otherwise subject to tax by the Republic. Profits derived from the sale and delivery of the Securities made within the Republic by any Underwriter who qualifies as a U.S. resident under the tax treaty between the Republic and the United States of America shall not be subject to Republic taxes if such profits are not attributable to a permanent establishment of the Underwriter in Indonesia;

(x)    It is not necessary under the laws of the Republic (A) to enable the Underwriters or holder of Securities, who are not otherwise engaged in business in the Republic, to enforce any of their rights under the Terms Agreement, the Indenture, the Securities or any other document to be furnished thereunder or (B) solely by reason of the execution, delivery or consummation of the Terms Agreement, that any Underwriter or any holder of Securities be licensed, qualified or entitled to carry out business in the Republic;

(xi)    The provisions of the Terms Agreement, the Indenture and the Securities wherein the Republic submits to the jurisdiction of the federal courts in the Southern District of New York and the state courts in the Borough of Manhattan, The City of New York, and waives any immunity, including sovereign immunity, are valid and binding to the extent set forth in the Terms Agreement, the Indenture and the Securities;

(xii)    Except as set forth in the Registration Statement, a final judgment against the Republic in any such suit, action or proceeding brought in accordance with such provisions at the courts of the Republic, the state courts in the Borough of Manhattan, the City of New York, or the federal courts in the Southern District of New York would be conclusive and binding upon the Republic. A judgment of the state courts in the Borough of Manhattan, the City of New York, or the federal courts in the Southern District of New York will, however, not be enforceable in the Republic, although such a non-Indonesian court judgment could be admissible as non-conclusive evidence in proceedings on the underlying claim in an Indonesian court. Reexamination of the issues de novo would be required before an Indonesian court in order to enforce the claim underlying the foreign judgment in the Republic.

(xiii)    The information set forth in each of the Preliminary Prospectus and the Final Prospectus under the captions “ “Republic of the Indonesia,” “Taxation—Indonesia Taxation,” “Description of the Bonds—Governing Law and Jurisdiction” and “Enforcement,” insofar as such information relates to laws of the Republic and legal matters, documents or proceedings referred to therein, to the extent that they related to laws of the Republic, are accurate in all material respects and fairly summarize in all material respects the information purported to be shown therein;

(xiv)    No holder of Securities will be deemed resident, domiciled, carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, consummation or enforcement of the Terms Agreement or any other document to be furnished thereunder, nor shall the foregoing be applicable to any Underwriter solely by reason of the execution, delivery, consummation or enforcement of the Terms Agreement;

(xv)    Except as set forth in each of the Preliminary Prospectus and the Final Prospectus, the Republic is subject to civil and commercial law, to suit, and to execution and attachment and process in the nature thereof with respect to its obligations under the Terms Agreement, the Indenture and the Securities. The waiver of immunity set forth in the Terms Agreement, the Indenture and the Securities is valid, binding and enforceable against the Republic;

(xvi)    The provisions of the Terms Agreement, the Indenture and the Securities, including without limitation the indemnification and contribution provisions set forth in the Terms Agreement, do not contravene the law, customs or public policy of the Republic;

(xvii)    Under the laws of the Republic, parties to an agreement are free to choose the law which govern their agreements, provided that the law chosen has a sufficient relationship with the agreement or to one or more parties to the agreement and that is not contrary to public order in the Republic. The choice of New York law to govern the validity, construction and performance of the Terms Agreement, the Securities and the Indenture is a valid and effective choice of law under the laws of the Republic, and would be upheld by a court of the Republic, provided that the court will be in a position to determine the applicable rules of New York Law;

(xviii)    The appointment of the Authorized Agent in this Standard Terms and any waiver in that section by the Republic in respect thereto are legal, valid and binding in accordance with their respective terms under the laws of the Republic;

(xix)    The execution, delivery and performance by the Republic of the Terms Agreement and the Indenture constitute private and commercial acts done and performed for private commercial purposes.

(xx)    To the best of such counsel’s knowledge: (i) there are no material actions, suits, proceedings pending by or against the Republic or to which any property of the Republic is subject, (ii) there are no encumbrances or charges registered against the assets of the Republic and (iii) there is no action, suit or proceeding pending, threatened against or affecting the Republic before any court or administrative agency in Indonesia which challenges the validity or enforceability of the Indenture, the Terms Agreement or the Securities (the “Transaction Documents”) or the transactions contemplated thereby;

(xxi)    Under the current laws and regulations of the Republic of Indonesia and any political subdivision thereof, all principal, interest and other payments due or made on any Securities may be paid by the Republic to the holders thereof in a currency that may be freely transferred out of the Republic without the necessity of obtaining any governmental authorization in the Republic or any political subdivision or taxing authority thereof or therein;

(xxii)    The choice of the English language version as the controlling version of any documents that are executed in Bahasa Indonesia and English is a valid choice and should be honored, recognized and upheld by the courts of the Republic. We are not aware of any laws of Indonesia which would restrict the parties to a Bahasa Indonesia and English bilingual contract from specifying in that contract that, in the event there are discrepancies between the English version and the Bahasa Indonesia version, the English version is the controlling version;

(xxiii)    The use of currency other than the Indonesian Rupiah for the transactions contemplated under the Transaction Documents to which the Republic is a party will not violate the Law No.7 of 2011 on Currency;

(xxiv)    To the best of such counsel’s knowledge after due inquiry, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial, economic, political or otherwise, of the Republic from that set forth in each of the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Terms Agreement) and the Final Prospectus (exclusive of any amendment or supplement thereto);

(xxv)    Other than as set forth or contemplated in each of the Preliminary Prospectus and the Final Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental investigations, actions, suits or proceedings pending, threatened or contemplated against or affecting the Republic which, if determined adversely to the Republic, could individually or in the aggregate reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus which are not filed or described as required;

(xxvi)    The Terms Agreement, the Indenture and the Securities are in proper legal form under the laws of the Republic for enforcement thereof against the Republic; and to ensure the legality, validity, enforceability or admissibility into evidence of the Terms Agreement, the Indenture or the Securities, it is not necessary that the Terms Agreement, the Indenture, the Securities or any other document to be furnished thereunder be filed or recorded with any court or other authority in the Republic or that any tax of the Republic or any political subdivision thereof be paid on or in respect of any such document;

(xxvii)    Such counsel is of the opinion that (other than financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) the Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xxviii)    Such counsel has no reason to believe that (other than financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) the Preliminary Prospectus, considered together with the [(i) the Final Term Sheet and (ii) all free writing prospectuses included in the Disclosure Package (including those listed in Schedule B to the Terms Agreement)], at the Applicable Time as set forth in the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxix)    Such counsel has no reason to believe that (other than financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) the Final Prospectus, as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xxx)    The execution of the Registration Statement by a public official of the Republic has been executed in his official capacity as the authorized signatory of the Republic.

Exhibit D

[FORM OF U.S. COUNSEL OPINION]

Opinion points to be covered by U.S. Counsel include:

(i)    The Terms Agreement has been duly executed and delivered by the Republic under the law of the State of New York;

(ii)    The Indenture has been duly executed and delivered by the Republic and Bank Indonesia under the law of the State of New York and is a valid, binding and enforceable agreement of the Republic and Bank Indonesia;

(iii)    The Securities in global form have been duly executed and delivered by the Republic under the law of the State of New York and, assuming due authentication and delivery of the Securities by the Trustee, are valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indenture;

(iv)    The Securities are exempt from the provisions of the Trust Indenture Act of 1939, as amended, under Section 304 (a)(6) thereof, and no indenture in respect of the Securities need be qualified under such Act;

(v)    The issuance and sale of the Securities to the Underwriters pursuant to the Terms Agreement and the performance by the Republic of its obligations in the Terms Agreement, the Indenture and the Securities do not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such issuance, sale and performance, except such as have been obtained or effected under the Act (but such counsel expresses no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws) or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable with respect to such issuance, sale or performance (but such counsel expresses no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws);

(vi)     (vii) Under the law of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section [    ] of the Underwriting Agreement Standard Terms (Debt Securities) (the “Standard Terms”), Section [    ] of the Indenture and [●] of the Securities submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York, New York in any action rising out of or relating to the Underwriting Agreement, the Indenture or the Securities, and has appointed the Chief Representative of Bank Indonesia New York as its initial authorized agent for the purpose described in Section [    ] of the Standard Terms, Section [    ] of the Indenture and [●] of the Securities; and service of process effected on such agent in the manner set forth in Section [    ] of the Standard Terms, Section [    ] of the Indenture and [●] of the Securities will be effective to confer valid personal jurisdiction over the Republic in any such action. The enforceability in the United States of America of the waiver of immunities by the Republic set forth in Section [    ] of the Standard Terms, Section [    ] of the Indenture and [●] of the Securities is subject to the limitations imposed by the Foreign Sovereign Immunities At of 1976 and to the other limitations contained in such agreements;

(viii)    The statements set forth in each of the Time of Sale Prospectus4 and the Final Prospectus under the headings [“Description of the Bonds”], insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions, and the statements set forth in each of the Time of Sale Prospectus and the Final Prospectus under the heading “Taxation—[United States Federal Taxation],” insofar as such statements purport to summarize certain federal income tax laws of the United States, provide a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

[4]	Meaning the Preliminary Prospectus and the Final Term Sheet.

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Exhibit E

[FORM OF U.S. COUNSEL LETTER]

Points to be covered by U.S. Counsel in the letter include:

(i)    Such counsel confirms that (based solely upon a telephone confirmation from a representative of the Commission) the Registration Statement has become effective under the Act and, insofar as such counsel is aware, no stop order suspending its effectiveness has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

(ii)    Such counsel is of the opinion that the Registration Statement (except the financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)    Such counsel is of the opinion that the Time of Sale Prospectus5 (except the financial and statistical data included therein, as to which such counsel need express no view) as at the Applicable Time as defined in the Terms Agreement, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)    Such counsel has no reason to believe that the Final Prospectus (except the financial and statistical data included therein, as to which such counsel need express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

[5]	Meaning the Preliminary Prospectus and the Final Term Sheet.

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Exhibit F

[FORM OF FINAL TERM SHEET]

REPUBLIC OF INDONESIA

U.S.$[●] [●] per cent. Bonds due 20[●] (the, “20[●] Bonds”) and

U.S.$ [●] [●] per cent. Bonds due 20[●] (the, “20[●] Bonds”) (together, the “Securities”)

Final Term Sheet

1.	Issuer:	Republic of Indonesia (the “Republic”)

2.	Specified Currency:	U.S. Dollars

3.	Principal Amount	20[●] Bonds: U.S.$ [●] 20[●] Bonds: U.S.$ [●]

4.	Public Offering Price:	20[●] Bonds: [●]% 20[●] Bonds: [●]%

5.	Interest Rate	The 20[●] Bonds will bear interest from [●], 201[●] at a rate of [●]% per annum. The 20[●] Bonds will bear interest from [●], 201[●] at a rate of [●]% per annum.

6.	Interest Payment Date	Interest will be paid on [●] and [●] of each year, commencing on [●], 2018. Interest will be paid on [●] and [●] of each year, commencing on [●], 2018.

7.	Specified Denominations:	[U.S.$200,000] and integral multiples of [U.S.$1,000] in excess thereof

8.	Closing Date:	[●], 2017

9.	Settlement Date:	20[●] Bonds: [●] 20[●] Bonds: [●]

10.	Proceeds before expenses:	20[●] Bonds: [●] 20[●] Bonds: [●]

11.	Day count:	30/360

12.	[Listing:	Application has been made or is expected to be made to list the Securities on the Singapore Exchange Securities Trading Limited and the Frankfurt Stock Exchange]

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13.	[Settlement and Delivery	The Republic expects that delivery of the Securities will be made against payment therefor on or about the Settlement Date, which will be the [●] business day following the date of pricing of the Securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in T+[●], to specify alternative settlement arrangements to prevent a failed settlement.]

14.	Joint Lead Managers/Underwriters:	Australia and New Zealand Banking Group Limited, Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch, Goldman Sachs (Singapore) Pte. and Mandiri Securities Pte Ltd

15.	Co-Managers:	PT Danareksa Sekuritas, PT Trimegah Sekuritas Indonesia Tbk and PT Bahana Securities,

16.	Security Identifiers:	20[●] Bonds: CUSIP: [●] / ISIN: [●] / Common Code: [●] 20[●] Bonds: CUSIP: [●] / ISIN: [●] / Common Code: [●]

The Republic has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Republic has filed with the SEC for more complete information about the Republic and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Republic or the Underwriters will arrange to send you the prospectus if you request it by calling [●].

A preliminary prospectus dated [●] can be accessed through the following link: [●].

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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